2
                               23
                                                   Exhibit 4.3(b)

                                                   Execution Copy



   This Mortgage contains after-acquired property provisions.


   __________________________________________________________


           MORTGAGE AND SECURITY AGREEMENT_ONE HUNDRED
                      EIGHTY DAY REDEMPTION

                              from

                        APA OPTICS, INC.


                               to

       SOUTH DAKOTA ECONOMIC DEVELOPMENT FINANCE AUTHORITY

                        _________________

                    Dated as of June 1, 1996

                        _________________

   __________________________________________________________


                 This instrument was drafted by

                      Dorsey & Whitney LLP
                     220 South Sixth Street
                  Minneapolis, Minnesota  55402

The name and post-office           Tax Statements for the
address of the mortgagee           property covered hereby
herein are as follows:                  should be sent to:

South Dakota Economic Development  APA Optics, Inc.
  Finance Authority                     2950 North East 84th Lane
711 East Wells Avenue              Blaine, Minnesota 55449
Pierre, South Dakota  57501
                        TABLE OF CONTENTS

                  (Not a part of this Mortgage)


                                                            Page

PARTIES                                                      1

RECITALS                                                     1

GRANTING CLAUSES                                             2

ARTICLE ONE -DEFINITIONS, EXHIBIT AND GENERAL PROVISIONS     3

     Section 1-1.  Definitions                               3
     Section 1-2.  Exhibit                                   5
     Section 1-3.  Rules of Interpretation                   6

ARTICLE TWO -GENERAL                                         6

     Section 2-1.   Title and Instruments of Further Assurance
6
     Section 2-2.                  Rights Under Loan Agreement
6
     Section 2-3.   Performance of and Authority for Covenants
6

ARTICLE THREE  -               POSSESSION, USE AND RELEASE OF
               MORTGAGED PROPERTY; ADDITIONS
               TO MORTGAGED PROPERTY                         7

     Section 3-1.                           Possession and Use
7
     Section 3-2.                              Release of Land
7
     Section 3-3.               Grant of Easements, Liens, Etc
8
     Section 3-4.                                 Tie-In Walls
8
     Section 3-5.                          Removal of Fixtures
9
     Section 3-6.              Additions to Mortgaged Property
10

ARTICLE FOUR  -
DEFAULT PROVISIONS
               AND REMEDIES OF AUTHORITY                    10

     Section 4-1.                            Events of Default
10
     Section 4-2.                                     Remedies
10
     Section 4-3.                          Assignment of Rents
11
     Section 4-4.               Remedies Not Exclusive; Waiver
12
     Section 4-5.                   Termination of Proceedings
12
     Section 4-6.                  Waiver of Events of Default
12
     Section 4-7.                       Authority as Purchaser
13
     Section 4-8.                      Application of Proceeds
13
     Section 4-9.                           Security Agreement
13
     Section 4-10.                Application of Chapter 21-49
13
     Section 4-11. Assignment by Authority                  13

ARTICLE FIVE -MISCELLANEOUS                                 14

     Section 5-1.   Supplements or Amendments to this Mortgage
14
     Section 5-2.                                 Severability
14
     Section 5-3.                                      Notices
14
     Section 5-4.                                 Counterparts
14
     Section 5-5.                        Construction Mortgage
14
     Section 5-6.                               Fixture Filing
14

SIGNATURES                                                   5

ACKNOWLEDGMENTS                                             16

     EXHIBIT A_Legal Description of the Land               A-1

     THIS MORTGAGE AND SECURITY AGREEMENT_ONE HUNDRED EIGHTY DAY REDEMPTION, dated as of June 1, 1996, between APA OPTICS, INC., a corporation organized and existing under the laws of the State of Minnesota, herein called the Borrower, and the SOUTH DAKOTA ECONOMIC DEVELOPMENT FINANCE AUTHORITY, or its successors or assigns, herein called the Authority;

                      W I T N E S S E T H:

     WHEREAS, the Authority was created by South Dakota Codified Laws, Chapter 1-16B, as amended (herein referred to as the "Act"), to act on behalf of the State of South Dakota (the "State") within the scope of powers granted to it by the Act to make loans to enterprises to finance economic development projects as provided in the Act;

     WHEREAS, to provide the funds to make the loans under the Act, the Authority has established its South Dakota Economic
Development Loan Program (the "Program"); and

     WHEREAS, in accordance with the Program, the Authority on September 11, 1990 adopted its Economic Development Revenue Bonds (Pooled Loan Program) First Amended and Restated General Bond Resolution (as heretofore or hereafter supplemented or amended, the "General Bond Resolution"), pursuant to which General Bond Resolution (and resolutions to be adopted from time to time by the Authority as supplemental resolutions thereto), the Authority has issued and intends to issue revenue bonds (the "Bonds"), and to loan the proceeds thereof to "enterprises" within the meaning of the Act to finance "economic development projects" with the meaning of the Act, for use by them in connection with their business operations; and

     WHEREAS, such Bonds, as provided in the General Bond
Resolution, shall be special, limited obligations of the Authority, the principal of, premium, if any, and interest on which are payable solely from and secured solely by the revenues, funds and other property of the Authority described in the General Bond Resolution and the resolutions supplemental thereto and pledged therefor; and

     WHEREAS, the Borrower has applied to the Authority for assistance under the Program in connection with the financing of a project to consist of the construction and equipping of a manufacturing facility located in Aberdeen, South Dakota (the "Project"); and

     WHEREAS, by a resolution adopted on August 21, 1995, the Board of Directors of the Authority has found that the Borrower is an "enterprise" under the Act and that the Project is an "economic development project" under the Act and has determined to provide such loan by the inclusion of the Project in the Program; and

     WHEREAS, in furtherance of the foregoing, the Authority proposes (i) to issue a series of Bonds under the General Bond Resolution and a Series Supplemental Resolution and (ii) to loan the proceeds of the sale of such Bonds to the Borrower to finance a portion of the cost of the Project, upon the terms and conditions set forth in a Loan Agreement, of even date herewith (the "Loan Agreement"), between the Authority and the Borrower, which loan shall be evidenced by a promissory note of the Borrower, of even date herewith (the "Note");

     WHEREAS, the Authority has required, as a condition for issuing the Bonds and entering into the Loan Agreement, that the Borrower secure the Bonds and its obligations under the Loan Agreement and the Note by this Mortgage and Security Agreement; and

     WHEREAS, the amount presently estimated to be necessary to finance costs of the Project permitted by the Act, will require the issuance, sale and delivery of the Bonds in the aggregate principal amount of $1,895,000, as hereinafter provided, maturing as therein provided, but in no event later than April 1, 2016 and bearing interest at the rates therein provided, not exceeding 6.75% per annum.

     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, THIS
MORTGAGE AND SECURITY AGREEMENT WITNESSETH:

     The Borrower, in consideration of the premises and in order to secure the payment of the principal of and interest on the Bonds according to their tenor and effect and as provided in the General Bond Resolution and the Series Supplemental Resolution and the performance and observance by the Borrower of all the covenants expressed or implied herein, in the Loan Agreement, the Note and in the other Collateral Documents (as hereinafter defined), does hereby grant, bargain, sell, convey, confirm, assign, transfer, mortgage and pledge to the Authority, and to its successors and to them and their assigns, forever, and grant a security interest in, the following:

                      GRANTING CLAUSE FIRST

     The Borrower's entire estate and interest in the real estate described in Exhibit A hereto and made a part hereof, situated in the County of Brown, State of South Dakota;

                     GRANTING CLAUSE SECOND

     The Borrower's entire estate and interest in and to all buildings, structures, additions and improvements now or hereafter located on the real estate described in Exhibit A, and all tenements, hereditaments, appurtenances, rights, privileges and immunities thereunto belonging or appertaining;

                      GRANTING CLAUSE THIRD

     The Borrower's entire estate and interest in and to any Fixtures (as hereinafter defined) owned by the Borrower now or hereafter attached to or installed within or used or usable in connection with the operation of the Facilities (as hereinafter defined);

                     GRANTING CLAUSE FOURTH

     The Borrower's entire estate and interest in and to any and all building materials and supplies now or hereafter located on the Land and now or hereafter owned by the Borrower and suitable or intended for incorporation in any building, structure or other improvement now standing or to be constructed on the Land;

                      GRANTING CLAUSE FIFTH

     All of the estate, interest, right, title, other claim or demand, including claims or demands with respect to security deposits, which the Borrower now has or may hereafter acquire in the Land, the Improvements or the Fixtures, and any and all awards made for the taking by eminent domain or by any proceeding or the proceeds of insurance with respect hereto, purchase in lieu thereof of the whole or any part of the Facilities, including without limitation any awards resulting from a change of grade of streets and awards for severance damage;

                      GRANTING CLAUSE SIXTH

     All rents, income, profits, revenues, royalties, bonuses, rights, accounts, contract rights and benefits under any and all leases or tenancies now existing or hereafter created in all or any portions of the Facilities or any part thereof, or arising out of the construction, use or operation of the Facilities or any part thereof, and any other equitable or contract rights pertaining to the Facilities, with the right to receive and apply the same to said indebtedness, and the Authority may demand, sue for and recover such payments but shall not be required to do so;

                     GRANTING CLAUSE SEVENTH

     All proceeds from any property described in the Granting Clauses hereof, and any and all other property of every name and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder by the Borrower or by anyone in its behalf or with its written consent to the Authority, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof;

     TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended so to be to the Authority and its successors and to them and their assigns forever;

     WITH POWER OF SALE for the purposes of South Dakota Codified
Laws, Chapter 21-49, as amended;

     SUBJECT TO Permitted Encumbrances as defined in Section 1-1 hereof;

     PROVIDED, HOWEVER, that if the Borrower, its successors or assigns, shall well and truly pay, or cause to be paid, when due, the principal of the Bonds and the premium, if any, and the interest due or to become due thereon, at the times and in the manner mentioned in the Bonds according to the true intent and meaning thereof, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Mortgage, the Loan Agreement and the Note to be kept, performed and observed by them, and shall pay to the Authority all sums of money due or to become due to it in accordance with the terms and provisions hereof, then this Mortgage and the rights hereby granted shall cease, terminate and be void; otherwise, this Mortgage shall be and remain in full force and effect.

     The Borrower and the Authority mutually covenant and agree, as follows:


                           ARTICLE ONE

           DEFINITIONS, EXHIBIT AND GENERAL PROVISIONS

     Section 1-1. Definitions. In this Mortgage the following terms have the following respective meanings unless the context hereof clearly requires otherwise:

     Act:  South Dakota Codified Laws, Chapter 1-16B, as amended.

     Authority:  the South Dakota Economic Development Finance
Authority, a body corporate and politic of the State, or any successor to its powers and authority under the Act or any successor or assign to its interest hereunder.

     Bonds:  the Economic Development Revenue Bonds (Pooled Loan
Program) (APA Optics, Inc. Project), Series 1996A, dated, as originally issued, as of June 1, 1996, issued by the Authority.

     Borrower: APA Optics, Inc., a Minnesota corporation, or its permitted successors and assigns under the Loan Agreement.

     Collateral Documents: the following documents each of which shall be in form and substance acceptable to the Authority:

     (a)  the Mortgage;

     (b)  the Loan Agreement; and

     (c)  the Note.

     Counsel: an attorney designated by or acceptable to the Authority, duly admitted to practice law before the highest court of any state; an attorney for the Borrower or the Authority may be eligible for appointment as Counsel.

     Default: any event which is, or after notice or lapse of time or both would become, an Event of Default under this Mortgage.

     Event of Default:  any of the events referred to as such in
Section 4-1 hereof.

     Facilities: collectively, the Land, the Improvements and the Fixtures, as such properties may at any time exist.

     Fixtures: any and all items of fixtures owned by the Borrower now or hereafter attached to or installed within or used in connection with the Improvements or the Land, including, but not limited to, any and all partitions, screens, awnings, motors, engines, boilers, furnaces, pipes, plumbing, elevators, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, heating, ventilating, air conditioning and air cooling equipment, refrigeration equipment, and gas and electric machinery and appurtenances and all other non-consumable personal property of every kind and nature permanently affixed to the Land, including all extensions, additions, improvements, betterments, renewals and replacements of any of the foregoing, all of which are hereby declared and shall be deemed to be fixtures and an accession to the freehold and a part of the realty, excluding any items of Equipment (as defined in the Loan Agreement).

     Improvements: any additions, enlargements, improvements, extensions or alterations of or to any improvements, structures or other facilities located on the Land, and any personal property acquired or constructed by the Borrower and located on the Land.

     Land: the real estate, interests in real estate and other rights located in Brown County, South Dakota, and described in Exhibit A hereto, together with all additions thereto and substitutions therefor, less such interests in real estate and other rights as may be released pursuant to the provisions hereof.

     Loan Agreement: the Loan Agreement, of even date herewith, between the Authority and the Borrower, including any amendment thereof or supplement thereto entered into in accordance with the provisions thereof.

     Mortgage:  this Mortgage and Security Agreement--One Hundred
Eighty Day Redemption, including any mortgage supplemental hereto or amendatory hereof entered into in accordance with the provisions hereof.

     Mortgaged Property: the property and funds described in the Granting Clauses of this Mortgage.

     Note: the promissory note of the Borrower dated as of the date hereof, evidencing the Borrower's obligation to repay the loan under the Loan Agreement.

     Permitted Encumbrances: (i) liens described in Exhibit A hereto, (ii) this Mortgage, the Agreement, the General Bond Resolution and any security interest created thereunder, (iii) utility, access and other easements and rights of way, restrictions and exceptions that, in the opinion of the Authority, do not materially impair the utility or the value of the Facilities affected thereby for the purposes for which they are intended; (iv) mechanics, materialmen's, warehousemen's, carriers' and other similar liens and any other liens to the extent permitted by Section 8.13 of the Loan Agreement, (v) liens for taxes or special assessments at the time not delinquent, (vi) any lease, sublease, assignment or reassignment entered into in conformity with Section 8.10 of the Loan Agreement which is subordinate to this Mortgage, (vii) the security interests in the Equipment to be granted to the Aberdeen Development Corporation securing indebtedness not exceeding $1,250,000 if they are subordinated to the security interest of the Loan Agreement; and
(viii) the security interests in the Equipment to be granted to the NECOG Development Corporation securing indebtedness not exceeding $150,000 if they are subordinated to the security interest of the Loan Agreement.

     Person: any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     State:  State of South Dakota.

     Trustee:  The First National Bank in Sioux Falls, in Sioux
Falls, South Dakota, or any successor Trustee under the General
Bond Resolution (as defined in the Loan Agreement).

     Section 1-2. Exhibit. Attached to and by reference made a part of this Mortgage is Exhibit A, a legal description of the Land.

     Section 1-3.  Rules of Interpretation.

     (1) This Mortgage shall be interpreted in accordance with and governed by the laws of the State without giving effect to the conflicts-of-law principles thereof.

     (2) The words "herein," "hereof" and "hereunder" and words of similar import, without reference to any particular section or subdivision, refer to this Mortgage as a whole rather than to any particular section or subdivision hereof.

     (3)  Any terms not defined herein but defined in the Loan
Agreement shall have the same meaning herein unless the context hereof requires otherwise.

     (4) The Table of Contents and headings of articles and sections herein are for convenience only and are not a part of this Mortgage.

     (5) Unless the context hereof clearly requires otherwise, the singular shall include the plural and vice versa, and the masculine shall include the feminine and vice versa.


                           ARTICLE TWO

                             GENERAL

     Section 2-1. Title and Instruments of Further Assurance. The Borrower covenants that it has not made, done, executed or suffered, and will not make, do, execute or suffer, any act or thing whereby its estate or interest in and title to the Facilities or any part thereof shall or may be impaired or charged or encumbered in any manner whatsoever except by Permitted Encumbrances; that it will not convey all or any part of its estate or interest in and title to the Facilities to any Person, except as expressly permitted in this Mortgage, without the prior written consent of the Authority; and that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such mortgages or instruments supplemental hereto and such further acts, instruments and transfers as the Authority may reasonably require for the better assuring, transferring, mortgaging, pledging, assigning and confirming unto the Authority all and singular the property herein described and the revenues assigned and pledged hereby.

     Section 2-2.  Rights Under Loan Agreement.  The Loan
Agreement sets forth covenants and obligations of the Authority and the Borrower, and reference is hereby made to the Loan
Agreement for a detailed statement of said covenants and obligations.

     Section 2-3. Performance of and Authority for Covenants. The Borrower covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Mortgage, the Note and the Loan Agreement; that it is duly authorized under the Constitution and laws of the State of Minnesota to execute the Loan Agreement, the Note and this Mortgage, to mortgage and grant a security interest in the property described and mortgaged and secured herein and to assign and pledge the revenues in the manner and to the extent herein set forth; that all action on its part for the execution and delivery of this Mortgage, the Note and the Loan Agreement has been duly and effectively taken.


                          ARTICLE THREE

                   POSSESSION, USE AND RELEASE
                     OF MORTGAGED PROPERTY;
                 ADDITIONS TO MORTGAGED PROPERTY


     Section 3-1. Possession and Use. Subject to the terms hereof and the Loan Agreement, until the happening of an Event of Default hereunder, the Borrower shall be permitted to possess, use and enjoy the Mortgaged Property and to receive and use the issues and profits of the Mortgaged Property.

     Section 3-2. Release of Land. In addition to the rights granted to the Borrower elsewhere in this Mortgage, the Borrower shall have the right, at any time and from time to time, but only upon the prior written consent of the Authority, which consent shall not be unreasonably withheld, to obtain a release from the lien of this Mortgage of any part of the Land not containing any permanent structure necessary for the total operating unity and efficiency of the Improvements (as determined by an Independent Architect) and the Authority shall, from time to time, release from the lien of this Mortgage such real property, but only upon receipt by the Trustee of the following:

          (A) A request of an Authorized Representative of the Borrower for such release;

     (B) A certificate of an Authorized Representative of the Borrower, signed also as to clause (1) of this subsection by a registered land surveyor and as to clause (3) of this subsection by an Independent Architect, stating or setting forth in substance as follows:

              (1)                 the quantity of the Land to be
              released;

          (2) that the property to be released is not necessary for the total operating unity and efficiency of the Improvements;

          (3) that the release will not impair the structural integrity of the Mortgaged Property or the usefulness of the Mortgaged Property for the purposes for which they were intended and will not inhibit adequate means of ingress to or egress from the Improvements or limit or inhibit adequate parking for the Improvements;

          (4)  that no default under this Mortgage or the Loan
              Agreement has occurred which has not been cured;
              and

          (5) that all conditions precedent herein provided for relating to such release have been complied with;

     (C) A survey prepared by a registered land surveyor describing and showing the Land, after giving effect to such release;

     (D) Cash, if any, required by the Authority in its written consent to the release;

     (E)  The written consent of the Authority to the release;
          and

     (F) An Opinion of Counsel, stating that the certificates, opinions and other instruments and cash which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Section 3-2 and that, upon the basis of such application, the property may be lawfully released from the lien of this Mortgage and that all conditions precedent herein provided for relating to such release have been complied with.

     Simultaneously with the release of any real property as provided in this Section 3-2, the cash, if any, in the amount specified in Subsection (D) of this Section 3-2, shall be deposited in the 1996A Special Redemption Account. The Borrower shall not be entitled to any abatement or diminution of the payments required under Section 5.1 of the Agreement as a result of such release.

     The Authority shall also release Property from the lien hereof as required by Section 8.13(d) of the Loan Agreement.

     Section 3-3. Grant of Easements, Liens, Etc. The Borrower may at any time or times grant to itself or others easements, licenses, rights-of-way and other rights or privileges in the nature of easements with respect to the Land, free from the lien of this Mortgage, or the Borrower may release existing easements, licenses, rights-of-way and other rights or privileges, with or without consideration, and the Authority will execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right-of-way or privilege; provided, however, that prior to any such grant or release, there shall have been supplied to the Authority and the Trustee a certificate of an Authorized Representative of the Borrower and a certificate of an Independent Architect:

     (a) stating that such grant or release is not detrimental to the proper operation of the Mortgaged Property; and

     (b) stating that such grant or release will not materially impair the operating unity or the efficiency of the Improvements on such Land or materially and adversely affect the character thereof.

     Section 3-4. Tie-In Walls. The Borrower may, at its own expense,

     (a) connect or "tie-in" walls (including use of existing walls, footings and foundations for the support of future adjacent buildings) and utilities and other facilities located on the Land to other structures erected on the Land or on real property adjacent to or near the Land or partly on such adjacent real property and partly on the Land; or

     (b) in connection with the expansion or improvement of any building on the Land, tear down any wall of such building and build an addition to such building as a separate structure (either on the Land or on real property adjacent thereto or partly on such adjacent real property and partly on the Land); provided, however, that prior to any such expansion, addition, improvement, tearing down or connection with the "tie-in" walls, utilities and other facilities, the Authority shall have approved the same in writing (which approval shall not be unreasonably withheld) based on a certification or opinion of an Independent Architect that the same will not materially impair the operating unity, structural integrity, or the efficiency of the Improvements on the Land or materially adversely affect the character thereof, and based on an Opinion of Counsel stating that all party-wall agreements, easements, cross-easements or other instruments, relating to such expansion, addition, improvement, tearing down or connection with the "tie-in" walls, utilities and other facilities, which are necessary or desirable to define the relative rights of the owners and encumbrances of the same therein, and to preserve fully the security hereof, have been duly executed, delivered and recorded, to which Opinion of Counsel copies of all such instruments shall be attached. The Authority shall release from the lien of this Mortgage any interest in the Land or the Improvements, or join in any such party-wall agreements, easements, cross-easements or other agreements, to the extent necessary to effect the purpose of this Section 3-4, including the release of Land under which foundations or footings are located and which is required for construction of such expansions, improvement or additions.

     Section 3-5. Removal of Fixtures. The Borrower will not remove or permit the removal of any items of Fixtures from the Land, except in accordance with the provisions of this Section 3-
5:

          (1) In any instance where the Borrower in its sound discretion determines that any item of Fixtures has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary for the operation of the Facility, the Borrower may, at its expense, remove and dispose of it and substitute and install other items of furniture, machinery, equipment or other personal property, not necessarily having the same function; provided that such removal and substitution shall not materially impair the operating utility of the Improvements. All substituted items shall be installed free of all liens and encumbrances, other than Permitted Encumbrances, and shall become a part of the Mortgaged Property as Fixtures. The Borrower will cooperate with the Authority and the Trustee and will pay all necessary costs, including reasonable attorneys' fees, incurred in subjecting to the lien of this Mortgage all items so substituted, and the Authority will cooperate with the Borrower in securing, if necessary, release of the property for which the substitution is made and in providing such bills of sale or other documents as may be required to facilitate the removal and substitution. In the event the market value of the substituted items is less than the market value of the Fixtures disposed of, as reasonably determined by the Mortgagor, the Borrower shall pay to the Trustee an amount equal to the difference.

          (2) The Mortgagor shall promptly report to the Authority and the Trustee by a certificate of an Authorized Representative of the Borrower the removal of any Fixtures for which substitute items of Fixtures are not installed in the Facility pursuant to Subsection (1) of this Section 3-5, and amounts required to be accounted for by the Borrower, if any, shall promptly be paid to the Trustee for deposit in the 1996A Special Redemption Account after any substitution; provided that no certificate need be given or payment made unless the aggregate book value of items of Fixtures removed during any fiscal year of the Mortgagor is at least $10,000. The certificate of an Authorized Representative of the Borrower submitted shall specify the items of Fixtures removed, the items of property substituted therefor, if any, and the amount, if any, required to be paid to the Trustee pursuant to the provisions of this Section 3-5. Where the certificate of an Authorized Representative of the Borrower indicates that substitute items of property have been acquired and installed, the certificate shall be accompanied by an Opinion of Counsel stating that all steps requisite to perfection of the security interest of the Authority in and to such substitute items of property have been duly taken. The Borrower and the Authority will execute all instruments advisable in the Opinion of Counsel for perfection of the respective security interests as aforesaid.

     Section 3-6. Additions to Mortgaged Property. All buildings, structures or improvements which may be acquired or constructed by the Borrower subsequent to the date hereof and which are located on the Land, except as released pursuant to this Article Three, and all property of every kind or nature added to or installed in any building, structure or improvement located on the Land (exclusive, however, of trade fixtures and other items of machinery, equipment and personal property not acquired in whole or in part with proceeds of the Bonds or installed on the Land in substitution therefor or in replacement thereof as provided in Section 3-5(1) hereof) after the date hereof shall, immediately upon the acquisition thereof by the Borrower, and without any further conveyance or assignment, become subject to the mortgage, lien and security interest of this Mortgage. Nevertheless, the Borrower, in accordance with the provisions of Section 2-1 hereof, will do, execute, acknowledge and deliver, all and every such further acts, conveyances and assurances as the Authority shall require for accomplishing the purposes of this Section 3-6.


                          ARTICLE FOUR

                 DEFAULT PROVISIONS AND REMEDIES
                          OF AUTHORITY

     Section 4-1. Events of Default. If any of the following events occur, it is hereby defined as and declared to be and to constitute an Event of Default hereunder:

     (A) If default shall be made in the due and punctual payment of the principal of, premium, if any, or interest on the Note;

     (B) If default shall be made in the due and punctual payment of any moneys required to be paid to the Authority under the provisions hereof and such default continues for 30 days after notice in writing given by the Authority to the Borrower, specifying such default and requesting that it be remedied; or

     (C) If default shall be made in the performance or observance of any other covenants, agreements or conditions of the Borrower in this Mortgage, and such default continues for 30 days after notice in writing given by the Authority to the Borrower, specifying such default and requesting that it be remedied; or

     (D) If an "event of default" occurs under Section 10.1 of the Loan Agreement and is continuing; or

     (E)  If a event of default occurs under any other Collateral
Document.

     Section 4-2. Remedies. If one or more Events of Default shall have occurred and be continuing, the Borrower hereby empowers and confers upon the Authority the right and option to exercise and the Authority shall be entitled to exercise any or all of the following remedies, as appropriate:

     (A) Upon not less than 20 days' notice given by the Authority, the Authority may declare the principal of the Note, with interest accrued thereupon, immediately due and payable, whereupon the Borrower will pay to the Authority, the whole amount then due and payable on the Note, with interest at the respective rates prescribed in the Note on overdue principal and (to the extent that payment of such interest is legally enforceable) on overdue installments of interest; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Authority, its agents and counsel. If the Borrower fails to pay or cause to be paid on its behalf such amounts forthwith upon such demand, the Authority, shall be entitled to recover judgment against the Borrower.

     The Authority shall be entitled, if permitted by law, to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the lien of this Mortgage and in case of a lease or sale of the Mortgaged Property and the application of the proceeds of lease or sale as aforesaid, the Authority shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon the Note and shall be entitled to recover judgment for any portion of the same remaining unpaid with interest as aforesaid. No recovery of any such judgment by the Authority, and no levy of any execution under any such judgment upon any property forming a part of the Mortgaged Property shall affect or impair the lien of this Mortgage upon the Mortgaged Property, or any rights, power or remedies of the Authority hereunder or under the Loan Agreement.

     (B) Foreclose this Mortgage by judicial proceedings pursuant to the statutes of the State in such case made and provided, power being expressly granted to sell the Mortgaged Property at public auction, as an entirety or in parcels as hereinafter provided, and to convey the same to the purchaser in fee simple in accordance with the statutes, and to apply the proceeds from such sale as set forth in Section 4-7 hereof;

     (C) Proceed to protect and enforce its rights by suit, whether for specific performance of any covenant herein contained, or in aid of the execution of any power herein granted, or for the foreclosure of this Mortgage and the sale of the Mortgaged Property under the judgment or decree of a court of competent jurisdiction, or for the enforcement of any other right, as the Authority shall deem most effectual for such purpose;

     (D) Appoint a receiver to take possession of the Mortgaged Property if the Mortgaged Property is abandoned or, if not abandoned, petition a court of competent jurisdiction for the appointment of a receiver to take possession of and manage and operate the Mortgaged Property, in either case for the benefit of the Authority and to the extent permitted by law;

     (E)  Exercise any remedies available under any Collateral
Document;

     (F) Take whatever action at law or in equity may appear necessary or appropriate to collect the Note and other payments or amounts then due and thereafter to become due hereunder, or to enforce performance or observance of any obligation, agreement or covenant of the Borrower under this Mortgage; or

     (G) Exercise all rights and remedies available to a secured party under the South Dakota Uniform Commercial Code.

     Section 4-3. Assignment of Rents. As further security for the Note and the Loan Agreement, the Borrower hereby assigns to the Authority all of the rents, revenues, issues, earnings, income, products and profits of the Facilities, such assignment to become effective upon the occurrence of an Event of Default and the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Authority under this Mortgage, and it shall be lawful for the Authority by such officer or agent as it may appoint to take possession of the Facilities and all or any part of the rents, revenues, issues, earnings, income, products and profits of the Facilities and copies of the books, papers and accounts of the Borrower pertaining thereto; and to hold, operate and manage the same, and from time to time make all needful repairs and improvements as the Authority shall deem wise; and the Authority may lease the Facilities or any part thereof in the name of and for the account of the Borrower and collect, receive and sequester the rents, revenues, issues, earnings, income, products and profits therefrom, and out of the same and any moneys received from any receiver of any part thereof pay, or set up proper reserves for the payment of, all proper costs and expenses of so taking, holding and managing the same, including reasonable compensation to the Authority, its agents and counsel and any charges of the Authority hereunder, and any taxes and assessments and other charges prior to the lien of this Mortgage which the Authority may deem it wise to pay, and all expenses of such repairs and improvements, and apply the remainder of the moneys so received by the Authority in accordance with the provisions of Section 4-8 hereof. Whenever all that is due under the Note and under the Loan Agreement shall have been paid and all Events of Default cured or waived, the Authority shall surrender possession of the Facilities and the rents, revenues, issues, earnings, income, products and profits to the Borrower, its successors or assigns; the same right of possession, however, to exist upon any subsequent Event of Default.

     While in possession of the Facilities and of such rents, revenues, issues, earnings, income, products and profits, the Authority shall render annually to the Borrower a summarized statement of income and expenditures in connection therewith.

     Section 4-4. Remedies Not Exclusive; Waiver. No remedy by the terms of this Mortgage conferred upon or reserved to the Authority is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Authority or now or hereafter existing at law or in equity or by statute. The assertion or exercise of any right or remedy hereunder shall not prevent the concurrent assertion or exercise of any other appropriate right or remedy.

     No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient by the Authority.

     No waiver of any Event of Default hereunder shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies consequent thereon.

     Section 4-5. Termination of Proceedings. In case the Authority shall have proceeded to enforce any right under this Mortgage, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Authority, then and in every such case the Borrower and the Authority shall be restored, subject to any final determination in such proceeding, to their former positions and rights hereunder with respect to the Mortgaged Property, and all rights, remedies and power of the Authority shall continue as if no such proceedings had been taken.

     Section 4-6. Waiver of Events of Default. The Authority may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of the Note.

     Section 4-7. Authority as Purchaser. In case of any sale of the Mortgaged Property pursuant to any judgment or decree of any court or by advertisement or otherwise in connection with the enforcement of any of the terms of this Mortgage, the Authority, its successors or assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to turn in and use the Note and any claims for interest matured and unpaid thereupon, together with additions to the mortgage debt, in order that there may be credited as paid on the purchase price the sums then due under the Note, including principal and interest thereon and any accrued additions to the mortgage debt.

     Section 4-8. Application of Proceeds. The purchase money proceeds and avails of any sale of the Mortgaged Property or any part thereof, and the proceeds and avails of any remedy hereunder shall be paid to the Authority and applied as follows:

     (a) First, to the payment of costs end expenses of foreclosure and of sale, including all legal costs and charges of such foreclosure and the maximum attorneys' fees permitted by law;

     (b) Second, to the payment of all expenses, liability and advances incurred or made hereunder by the Authority, and of all taxes, installments of assessments or liens superior to the lien of this Mortgage paid by the Authority, if such expenses and costs are included in the judgment upon which the sale was made;

     (c) Third, to the payment to the Authority of the amount then owing and unpaid under the Loan Agreement, the Note and this Mortgage for principal and interest and other indebtedness and, in case any such proceeds shall be insufficient to pay the whole amount so due, then in such order as Authority may determine; and

     (d) Fourth, any excess to the payment to the Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

     Section 4-9. Security Agreement. This instrument is intended to constitute a security agreement pursuant to the South Dakota Uniform Commercial Code covering any of the items or types of property as a part of the Mortgaged Property which may be subject to the Uniform Commercial Code. The Authority, in exercising its rights hereunder, shall also have, without limitation, all of the rights and remedies provided by the South Dakota Uniform Commercial Code, including the right to proceed under the South Dakota Uniform Commercial Code provisions governing default as to any personal property which may be included in the Mortgaged Property separately from the real estate included therein, or to proceed as to all of the Mortgaged Property in accordance with its rights and remedies in respect of said real estate.

     Section 4-10.  Application of Chapter 21-49.  THE PARTIES
AGREE THAT THE PROVISIONS OF THE ONE HUNDRED EIGHTY DAY
REDEMPTION MORTGAGE ACT (SOUTH DAKOTA CODIFIED LAWS, CHAPTER 21-
49) GOVERN THIS MORTGAGE.

     Section 4-11. Assignment by Authority. The Borrower hereby acknowledges and agrees that the Authority may assign its interest in this Mortgage to the Trustee as security for the payment of the principal of, premium, if any, and interest on the Series Bonds, Program Payments and other amounts payable under the Loan Agreement and the Note.

                          ARTICLE FIVE

                          MISCELLANEOUS

     Section 5-1.  Supplements or Amendments to this Mortgage.
This Mortgage may not be supplemented or amended without the written consent of the Authority and the Borrower.

     Section 5-2. Severability. If any provision of this Mortgage shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

     The invalidity of any one or more phrases, sentences, clauses or paragraphs in this Mortgage contained shall not affect the remaining portions of this Mortgage or part thereof.

     Section 5-3. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by certified mail, postage prepaid, with proper address as indicated below. The Borrower and the Authority may, by written notice given by each to the others, designate any other address or addresses to which notices, certificates or other communications to them shall be sent when required as contemplated by this Mortgage. Until otherwise provided by the respective parties, all notices, certificates and communications to each of them shall be addressed as follows:

     To the Borrower:         APA Optics, Inc.
                              2950 North East 84th Lane
                              Blaine, Minnesota 55449
                              Attn: Dr. Anil K. Jain

     To the Authority:        South Dakota Economic Development
                                Finance Authority
                              Governors Office of Economic
Development
                              711 East Wells Avenue
                              Pierre, South Dakota  57501
                              Attn:  Executive Director

     Section 5-4.  Counterparts.  This Mortgage may be
simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 5-5. Construction Mortgage. The Mortgage secures on obligation incurred for the construction of an improvement on Land, and is a "construction mortgage" within the meaning of South Dakota Codified Laws, Section 57A-9-313, of the Uniform Commercial Code.

     Section 5-6. Fixture Filing. This instrument shall be deemed to be a Fixture Financing Statement within the meaning of the South Dakota Uniform Commercial Code, South Dakota Codified
Laws, Section 57A-9-313:

(1)  Name and Address of Debtor:   APA Optics, Inc.
                              2950 North East 84th Lane
                              Blaine, Minnesota 55449
                              Attn: Dr. Anil K. Jain
                              Employer Identification No. 41-
1347235

(2)  Name and Address of      South Dakota Economic Development
        Secured Party:          Finance Authority
                              Governors Office of Economic
Development
                              711 East Wells Avenue
                              Pierre, South Dakota 57501

(3)  Description of the types These items defined and described
     (or items) of property   as Fixtures in Section 1-1 hereof.
     covered by this Financing
     Statement

(4)  Description of real estate    See Exhibit A hereto.
     to which collateral is
     attached or upon which it
     is located:

Some of the above-described collateral is or is to become fixtures upon the above-described real estate, and this Financing
Statement is to be filed for record in the real estate records of the Register of Deeds of Brown County, South Dakota.

     IN WITNESS WHEREOF, the Borrower has executed this Mortgage as of the date first above written.

                                   APA OPTICS, INC.



                                   By  /s/ Anil K.
Jain_______________
                                           Its President



                                   Attest: /s/ Kenneth A.
Olsen________
                                           Its Secretary


STATE OF MINNESOTA            )
                  ) ss.
COUNTY OF HENNEPIN)

     On this _____ day of June, 1996, before me, a Notary Public, personally appeared Dr. Anil K. Jain and ________________, known to me or satisfactorily proved to be the President and the Secretary, respectively, of APA Optics, Inc., the corporation that executed the foregoing instrument.


                                   /s/ Lenore
Aaseng_______________
                                   Notary Public,
                                   State of Minnesota

                         (NOTARIAL SEAL)
                            EXHIBIT A


                  Legal Description of the Land


     Lots 1, 2 and the North 203.8 feet of Lot 3, Block 3, Aberdeen Industrial Park East Addition to Aberdeen, South Dakota located in the Northeast Quarter of Section 16, Township 123 North, Range 63 West of the 5th P.M., according to the plat thereof of record, Brown County, South Dakota.

Additional Permitted Encumbrances:

1. RESOLUTION concerning creation of the West Brown Irrigation District, dated Jan. 18, 1965, executed by the Board of Brown County Commissioners to the public; filed for record February 8, 1965 at 8:00 A.M. in Book 41 MR, page 534 records of said county.

2.   RESERVATIONS contained in that certain State Patent, dated
     May 11, 1945, executed by State of South Dakota to F.W.
     Hatterscheidt; filed for record June 1, 1945 at 9:30 A.M. in
     Book 136, page 102 records of said county.

3.   RIGHT-OF-WAY EASEMENT, dated August 20, 1991, executed by
     John Milton Howell and Thelma Howell, to WEB Water
     Development Association, Inc.; filed for record May 14, 1992 at 2:42 P.M. in Book 110 MR, page 415 records of said county.

4. STATEMENT TO CONDITIONS, COVENANTS, RESTRICTIONS AND RESERVATIONS AND EASEMENTS AFFECTING ABERDEEN EAST INDUSTRIAL PARK ABERDEEN, SOUTH DAKOTA, dated November 7, 1995, executed by Aberdeen Development Corporation, and Midstates Printing, Inc., and Midcom, Inc. to the Public; filed for record November 20, 1995 at 9:16 A.M. in Book 117 MR, page 174 records of said county.

5. Subject to set-back line and utility easement as shown on the recorded plat.